UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 25, 2009

ETERNAL ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	0-50906	20-0237026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2549 West Main Street, Suite 202, Littleton, CO 80120
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (303) 798-5235

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

ITEM 8.01  Other Events.

On November 25, 2009, we executed a letter agreement (the “Letter Agreement”) with Ryland Oil Corporation, an Ontario, Canada domiciled corporation, whose common shares are listed on the TSX Venture Exchange (“Ryland”), pursuant to which Ryland would acquire all of our issued and outstanding shares of common stock at the closing in exchange for an aggregate of approximately 17.8 million shares of Ryland’s common stock at an exchange ratio of one of our common shares for 0.352 of one of Ryland’s common shares.  At that ratio, assuming that, at the closing of the proposed transaction, Ryland’s common stock is valued at not less than CDN$0.39 per share, which was the closing price of Ryland’s common stock on the date that the Letter Agreement was executed, and assuming that the currency exchange ratio between the United States and Canada is not materially different at closing than at November 25, 2009, the value of the proposed transaction would be in excess of US$6.5 million.

The closing of the proposed transaction is subject to various conditions including the following:

•	Ryland and we having negotiated and executed a mutually acceptable definitive agreement on or before June 30, 2010;

•
Approval by the holders of a majority of our issued and outstanding capital stock at a special meeting of our stockholders to consider the proposed transaction.  As of the date of this Current Report, the special meeting date has not yet been established;

•	Successful conclusion of the review process by the US Securities and Exchange Commission and approval from various US state and Canadian regulatory agencies; and

Subsequent to the date of execution of the Letter Agreement and the press release, both Ryland and we obtained fairness opinions from separate independent business valuation firms stating the economic conditions under which the proposed transaction would be fair, from a financial perspective, to our respective stockholders.

Subsequent to the date of execution of the Letter Agreement and the press release, the parties have continued their negotiations regarding, among other items, representations, warranties, covenants, and conditions to be included in the definitive agreement, as well as the form of structure of the proposed transaction.  As of the date of this Current Report, we have not finalized the negotiation of, nor executed or delivered, the form of definitive agreement.  Consequently, as of the date of this Current Report, (i) no registration statement has been filed with the Securities and Exchange Commission, (ii) no date of a special meeting of our stockholders to consider the proposed transaction has been set, and (iii) the required form of preliminary proxy statement has not been filed with the Securities and Exchange Commission.

In addition, until the closing of the proposed transaction, or until the Letter Agreement is terminated in accordance with its provisions and subject to standard fiduciary outs, we agreed that we would not:  (i) enter into any contract in respect of our business or assets, other than in the ordinary course of business or as otherwise contemplated by the Letter Agreement without the prior written consent of Ryland, which it agreed it would not unreasonably withhold, delay, or deny; (ii) engage or commit to engage in any extraordinary material transactions, (iii) make or commit to make distributions, dividends or special bonuses; (iv) repay or commit to repay any stockholders’ loans, or enter into or renegotiate or commit to enter into or renegotiate any employment, management or consulting agreements with any of our senior officers; or (v) issue any securities (debt, equity, convertible securities, options, warrants or rights to acquire securities or otherwise) other than pursuant to the exercise of stock options granted prior to November 25, 2009.

The Letter Agreement may be terminated by mutual written agreement of Ryland and us.  Until terminated in accordance with its terms, which termination shall automatically occur upon the negotiation and execution of the definitive agreement, the Letter Agreement is binding upon and inures to the benefit of Ryland and us and our respective heirs and executors and successors and assigns as the case may be.  Additionally, the Letter Agreement shall terminate without further notice or agreement of Ryland and us in the event that:

1.	the proposed transaction is not accepted by either the TSX Venture Exchange or the US Securities and Exchange Commission or any relevant state agency;

2.
the proposed transaction is not approved by the holders of a majority of our issued and outstanding capital stock as of the record date therefor (which record date has not been set by our board of directors) at a special meeting of our stockholders to consider the proposed transaction (which special meeting date has not yet been set);

3.	any conditions precedent set out in the Letter Agreement that are not satisfied, released or waived on or before the Closing Date or such earlier date indicted thereby; or

4.	the closing of the proposed transaction has not occurred on or before June 30, 2010, or such later date as may be agreed to in writing by the parties.

As of November 25, 2009 (the date of the press release filed herewith as Exhibit 99.1) and as of the date of this Current Report, we cannot provide any assurance that all of the conditions to closing the proposed transaction described in the Letter Agreement will be met or waived or that the proposed transaction itself will ultimately be completed.

Neither this Current Report, nor the November 25, 2009 press release, constitutes an offer to sell shares of Ryland’s common stock to any person (or the solicitation of any offer to purchase such shares), whether in connection with the proposed transaction or otherwise.  Any such offer would be made, if at all, following the negotiation, execution, and delivery of a definitive agreement and the completion of all relevant filings with various U.S. (federal and state) and Canadian governmental agencies and would utilize the relevant court- or agency-approved findings (if the exemptive fairness hearing process is utilized) or an effective registration statement and prospectus (if the registration process is utilized).

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Exhibit

10.26	Form Of Letter Agreement dated November 25, 2009, between the Registrant and Ryland Oil Corporation in respect of a potential acquisition of the registrant.

99.1	Press Release dated November 25, 2009, announcing potential acquisition of the registrant by Ryland Oil Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2010	ETERNAL ENERGY CORP.

	By:	/s/ Bradley M. Colby
Bradley M. Colby
President and Chief Executive Officer

Exhibit Index

Exhibit	Description of Exhibit

10.26	Letter Agreement dated November 25, 2009, between the Registrant and Ryland Oil Corporation in respect of the proposed acquisition of the registrant.

99.1	Press Release dated November 25, 2009, announcing proposed acquisition of the registrant by Ryland Oil Corporation.